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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


         WHEREAS, MOMED Holding Co. (herein sometimes "COMPANY") desires to obtain the services of a Vice President Finance and Administration, on a full-time basis, commencing September 10, 1990 and

         WHEREAS, Kriete H. Hollrah (herein "Hollrah") is to be employed as Vice President, Finance and Administration of MOMED Holding Co.,

         NOW, THEREFORE, on this 10th day of September, 1990, the parties agree as follows:


         1.    PURPOSE OF AGREEMENT AND STATUS OF PARTIES:

         The purpose of the Agreement is to assure the continued availability of Hollrah to serve as COMPANY'S Vice President, Finance and Administration, or in such other or additional positions or capacities as the COMPANY, with the mutual agreement of its Board of Directors and Hollrah, may from time to time determine, and to set forth the terms under which such employment shall occur.

         2.    TITLE:

         Hollrah shall have the title of Vice President, Finance and Administration, initially.

         3.    DUTIES:

         Hollrah, (as COMPANY'S Vice President, Finance and Administration) shall be responsible for accounting, financial reporting and records and administration of COMPANY and its subsidiaries, subject to the direction and control of the President and the Board of Directors, performing such duties as from time to time may be assigned to him. Hollrah agrees that his position with COMPANY is a full-time position. He agrees to devote his full time and effort exclusively to the performance of his duties as Vice President, Finance and Administration of COMPANY, or to such other assignments and duties as the President with the consent of the Board of Directors may assign him. He agrees not to undertake any other work, or accept any position, during his employment with COMPANY which would detract from his ability to perform his duties described herein or which would be inconsistent with such duties, or otherwise inappropriate in the sole and exclusive discretion of the Board of Directors or be in any way detrimental to the public perception of COMPANY and its
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Executive Officers.  The decision of COMPANY regarding such other activities shall be final and binding.

         4.    COMPENSATION:

         Hollrah shall receive as annual compensation for his services, base compensation of $80,000.00 (Eighty Thousand and no/100ths Dollars).

         5.    FRINGE BENEFITS:

         In addition to the amount of the annual base compensation, Hollrah shall receive all general employee benefits which are presently provided or may be provided in the future to employees of COMPANY.

         6.    ANNUAL COMPENSATION REVIEW.

         On the annual anniversary of his date of first employment, in 1991, Hollrah shall receive a review of his performance as an employee for the preceding year. The purpose of such review shall be to determine Hollrah's performance and other relevant circumstances which may warrant an increase in his base compensation for the next 12 months of his contract term. The determination of whether such increase shall be made and the criteria for determining the amount of such increase, if any, shall reside with the COMPANY's Compensation Committee with input of the President and Chief Executive Officer, subject to final approval of the Board of Directors.

         7.    CLUB MEMBERSHIP:

         COMPANY shall provide a corporate club membership in a health, recreational or luncheon club for use by Hollrah and COMPANY shall pay the approved dues of such membership. Hollrah shall select the particular club and such selection shall require the approval of the Board of Directors with input from the President and Chief Executive Officer.

         8.    VACATIONS:

         Hollrah shall receive fifteen (15) working days (3 weeks) per year of vacation time without reduction of compensation. After an additional two (2) consecutive years of employment with COMPANY, Hollrah shall receive five (5) additional days as vacation and after five (5) consecutive years with COMPANY, Hollrah shall receive five (5) additional working days vacation.





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If accrued vacation time is not taken by Hollrah as allowed during any calendar year, such vacation time shall be forfeited.

         9.    COMPANY AUTOMOBILE:

         COMPANY desires that is Executive employees have available for their use a safe, reliable and presentable automobile. Hollrah shall be provided with an automobile which is equivalent to the mid-sized 4 door passenger automobile manufactured by Oldsmobile or such other model of automobile which is substantially equivalent thereto. Such automobile shall be approved by the Chief Executive Officer of COMPANY. Such automobile may be owned or leased by COMPANY. Hollrah shall be reimbursed for licenses, insurance, taxes, gas, oil and maintenance incurred for company business, by COMPANY. In lieu of such automobile, Hollrah may elect to receive a monthly automobile allowance of $500.00, and pay all expenses of ownership, maintenance and operation, except allowable business mileage which will be reimbursed at the current mileage schedule as documented by this expense account.

         10.   COMPANY TRAVEL:

         COMPANY anticipates that it will be necessary for Hollrah to make numerous trips during the year on COMPANY business which travel will necessarily require Hollrah to be absent from his home and family. COMPANY deems it appropriate to allow Hollrah to be accompanied on one (1) such business trip annually by his spouse, in which event the travel expenses incurred for the spouse shall be reimbursed to Hollrah by COMPANY. In order to obtain such reimbursement, the trip by the accompanying spouse must be approved by the Chief Executive Officer in advance.

         11.   TERM OF AGREEMENT:

         This Agreement shall be and remain in effect for three (3) years from September 10, 1990, unless terminated sooner pursuant to other applicable provisions herein.

         12.   TERMINATION OF EMPLOYMENT:

         At any time prior to the expiration of this Agreement, the employment of Hollrah may be terminated as follows:

               A.     By mutual consent of COMPANY and Hollrah.





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               B.     Immediately upon Hollrah's death, provided that in such
                      event COMPANY shall cause the compensation to Hollrah in effect at that time to continue for the period through the end of the month in which Hollrah's death occurs.

               C. Upon thirty (30) days prior written notice in the event Hollrah, by reason of physical or mental disability, shall be unable to perform the services required hereunder. In the event of disagreement concerning the existence of any such a disability, the matter shall be resolved by a disinterested licensed physician agreed upon by the parties. In the event the parties are unable to agree upon such a physician, the parties shall each choose a physician, who shall together choose a third, and the three physicians so chosen shall settle the matter by majority vote. The existence of such a disability shall be conclusively presumed in the event either (i) Hollrah is entitled to payment of benefits under Social Security or any disability insurance program provided by COMPANY, or (ii) Hollrah is unable to perform his duties for a total of sixty (60) or more calendar days (whether or not consecutive) during any period of one hundred eighty (180) consecutive calendar days, whether as a result of one or more illnesses, ailments or causes. The Board of Directors, in its discretion, may waive the provision of this paragraph 13C. In the event of any such termination COMPANY shall cause the compensation to Hollrah provided for in this Agreement to be paid through the date of such termination.

               D. By either party upon thirty (30) days prior written notice to the other party for "good cause." "Good cause" with respect to COMPANY shall mean requiring Hollrah to perform any unlawful act or to participate in any unlawful transaction or a continuing and material breach of the terms of this Agreement on the part of COMPANY or its employees. "Good cause" with respect to Hollrah shall be deemed to exist in the event of fraud, dishonesty, willful misconduct, or continuing and material breach of the terms of this Agreement on the part of Hollrah. No action





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                      to terminate this Agreement for good cause shall be
                      taken by either party unless it has given prior notice of its intent to take such action to the other party and has allowed the other party a reasonable opportunity to present its views on the subject.

               E.     In the event Missouri Medical Insurance Company or
                      MOMED Holding Co. is acquired by purchase of all the assets or purchase of all or a controlling share of the outstanding stock of such Companies and Hollrah is not retained as an employee by the purchaser, then Hollrah shall receive sixty (60) days' written notice of non-retention, after which sixty (60) days he shall receive his base monthly compensation as of the date of termination for the balance of the 36 month term of the Agreement and continued major medical insurance coverage for 180 days at COMPANY's cost, as fair and reasonable severance compensation. In the event of such acquisition, the provisions of the Non- Competition Agreement contained in Paragraph 14 shall not be applicable or binding on Hollrah.

               F. In the event that Hollrah's employment is terminated without cause under Paragraph 12 and not due to the circumstances described in Paragraph 12E, then Hollrah shall receive his base compensation as of the date of termination for the balance of the 36 month term of the Agreement and continued major medical insurance coverage for 180 days at COMPANY's cost.

         13.   ASSIGNMENTS:

               A. This Agreement and COMPANY's rights and obligations hereunder shall be freely assignable by COMPANY to, and shall inure to the benefit of, and be binding upon any third-party which shall succeed to the ownership of COMPANY or the business conducted by it. Without limiting the generality of the foregoing, the Agreement may be assigned and transferred to any entity which may acquire all or any substantial part of COMPANY's business, whether in connection with a merger or consolidation, sale of assets, dissolution or





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                      liquidation of COMPANY or in any other form of
                      transaction.

               B. As this Agreement is a contract for services of Hollrah and the skills and duties of Hollrah are unique, the rights and obligations of Hollrah shall not be assignable.

         14.   NON-COMPETITION AGREEMENT:

         In the event of Hollrah's discharge for cause, Hollrah shall not become an agent, representative, employee or participant, directly or indirectly, in the business of acting as the carrier for Professional Medical Liability Insurance for physicians or other lines of business in which COMPANY or its subsidiaries are engaged, in any state in which COMPANY does business, for the balance of any of the three (3) year term of this Agreement or any extension thereof.

         15.   GOVERNING LAW:

         This Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri.

         16.   NOTICES:

         Any notice given by either party hereunder shall be in writing and shall be personally delivered, faxed, wired, or mailed (certified or registered mail, postage prepaid), as follows:

If to MOMED Holding Co.:              Chairman, Board of Directors
                                      Momed Holding Co.
                                      10795 Watson Road
                                      St. Louis, Missouri 63127

                                      Attention: Richard V. Bradley, M.D.,
                                      President and Chief Executive Officer

If to Hollrah:                        Kriete H. Hollrah
                                      217 Stoney View Court
                                      St. Louise, Missouri 63146





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or to such other address as may have been furnished to the other party by written notice in the same manner set forth above.

         17.   COUNTERPARTS:

         This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Instrument.

         18.   ENTIRE AGREEMENT:

         This Agreement contains the entire Agreement of the parties in all respects. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

         19.   NON-DISCLOSURE:

         Hollrah acknowledges and agrees that (a) all records and other materials not released to the general public and (b) all trade secrets, confidential and proprietary information, unpublished data and information, relating to COMPANY's operations, services and business, whether reduced to writing or not, are confidential and are the sole property of COMPANY. Hollrah agrees that he will not disclose any of such information to any person or entity, either during or subsequent to the effective termination date of this Agreement, nor will he use any such information, except in the regular course of his employment by COMPANY, without COMPANY's written consent. Hollrah agrees that upon termination of his employment he shall surrender all such records, materials, data and information, and any copies thereof, as may be in his possession or under his control.

         20.   WINDING UP ACCOUNTING PRACTICE:

         Hollrah requires time to arrange for an orderly transfer of his accounting practice. Hollrah may take reasonable time as may be necessary to accomplish this, including, but not limited to, meeting with former clients or others, to assist in conclusion of former clients' transactions. Such activities shall be concluded as soon as reasonably possible and Hollrah shall schedule such activities so as to avoid interference with the performance of his duties for COMPANY.





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         21.   CONTINUING EDUCATIONAL REQUIREMENTS AND PROFESSIONAL
               DUES AND FEES:

         Hollrah shall be allowed sufficient time during each year of his employment to allow him to fulfill the requirements for continuing education as required to maintain his license as a Certified Public Accountant and his membership in the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants. Such continued educational activities shall be scheduled so as to avoid interference with his duties and at times approved by the President.

         COMPANY shall pay the annual dues and/or fees necessary for Hollrah to maintain his membership in the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants.

         IN WITNESS WHEREOF, Hollrah, and COMPANY have executed this Agreement as of the day and year first above written.

Attest:
                                       /s/ Kriete H. Hollrah
                                       --------------------------------------
         /s/ Tamara K. Ray             Kriete H. Hollrah
---------------------------------


                                       MOMED Holding Co.
Attest:

         /s/ Tamara K. Ray             BY:   /s/ Richard V. Bradley, M.D.
---------------------------------         -----------------------------------
                                       PRESIDENT and CHIEF EXECUTIVE OFFICER





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                      ADDENDUM TO AN EMPLOYMENT AGREEMENT
                            DATED SEPTEMBER 10, 1990


         In consideration of the increase in annual compensation to become effective September 10, 1991, and the extension of term of employment herein, the parties agree that the term of this agreement is extended for an additional year, whereby the three-year term will end on September 10, 1994.

                                        MOMED HOLDING CO.


                                        BY:   /s/ Richard V. Bradley, M.D.
                                           -------------------------------------
                                           President and Chief Executive Officer


                                           /s/ Kriete H. Hollrah
                                           -------------------------------------
                                           Kriete H. Hollrah





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                   ADDENDUM NO. 2 TO AN EMPLOYMENT AGREEMENT
                BETWEEN KRIETE H. HOLLRAH AND MOMED HOLDING CO.
                            DATED SEPTEMBER 10, 1990


         Pursuant to resolution of the Board of Directors of MOMED Holding Co. dated September 10, 1993, the parties agree that the term of this agreement is extended for an additional two years, whereby the three-year term will end on September 10, 1996.

Dated:       September 16, 1993
           ----------------------
                                        MOMED HOLDING CO.


                                        BY:/s/ Richard V. Bradley, M.D.
                                           -------------------------------------
                                           President and Chief Executive Officer


                                           /s/ Kriete H. Hollrah
                                           -------------------------------------
                                           Kriete H. Hollrah





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                   ADDENDUM NO. 3 TO AN EMPLOYMENT AGREEMENT
                BETWEEN KRIETE H. HOLLRAH AND MOMED HOLDING CO.
                            DATED SEPTEMBER 10, 1990


         Pursuant to a resolution of the Board of Directors of MOMED Holding Co. dated August 16, 1994, the parties agree that the term of this agreement is extended for an additional year to expire in September, 1997; that the compensation presently provided under the Agreement be increased three percent (3%) annually, effective September 1, 1994.

Dated:    September 10, 1994
        ----------------------
                                        MOMED HOLDING CO.


                                        BY:   /s/ Richard V. Bradley, M.D.
                                           -------------------------------------
                                           President and Chief Executive Officer


                                           /s/ Kriete H. Hollrah
                                           -------------------------------------
                                           Kriete H. Hollrah



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                        MODIFICATION OF APRIL 1, 1994 TO
               AN EMPLOYMENT AGREEMENT BETWEEN MOMED HOLDING CO.
                             AND KRIETE H. HOLLRAH
                            DATED SEPTEMBER 10, 1990

         WHEREAS, MOMED Holding Co. (herein "HOLDING CO.") and KRIETE H. HOLLRAH (herein "HOLLRAH") entered into an EMPLOYMENT AGREEMENT effective September 10, 1990, and said Agreement was modified by addenda on or about September 10, 1991 and September 10, 1993, and

         WHEREAS, the parties desire to further amend and modify said
Agreement,

         NOW, THEREFORE, in consideration of continuation of the Employment Agreement for the balance of its term, the parties agree as

         1. Paragraph 9 of the Employment Agreement dated September 10, 1990 is hereby modified to read as follows:

         "9.  COMPANY AUTOMOBILE:

         COMPANY desires that its Executive employees have available for their use a safe, reliable and presentable automobile. HOLLRAH shall be provided with an automobile for his use. Such automobile shall be approved by the Chief Executive Officer of COMPANY. Such automobile may be owned or leased by COMPANY. HOLLRAH shall be reimbursed for its upkeep, maintenance, oil and gasoline for allowable business-related mileage only, but not personal mileage, and all costs of operation including licenses, insurance and taxes, subject to a total monthly limit of Six Hundred and Fifty Dollars





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         ($650.00).  In lieu of such automobile, HOLLRAH may elect to receive a monthly automobile allowance of Six Hundred and Fifty Dollars ($650.00), and pay all expenses of ownership, maintenance and operation. Gasoline for allowable business-related mileage only will be reimbursed as documented by his expense account."

         2.      PRIOR AGREEMENTS:

         All provisions and terms of the "Agreement" and all prior amendments and modifications, not modified or deleted hereby, shall remain in full force and effect.

Dated:
       -------------------------

                                        MOMED HOLDING CO.


                                        BY:
                                           -------------------------------------
                                           President and Chief Executive Officer



                                           ------------------------------------
                                           KRIETE H. HOLLRAH





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